Exhibit 10(u)(viii)
TRANSITION BONUS AGREEMENT

THIS AGREEMENT is executed as of the dates set forth below but with effect as of January 15, 2021, by and between Albany International Corp., a Delaware corporation having an office and principal place of business at 216 Airport Drive, Rochester, New Hampshire, (hereinafter referred to as “Albany”) and David M. Pawlick (hereinafter referred to as “Employee”).

RECITALS

WHEREAS, Employee has been, and is currently, employed by Albany in a key financial position, to wit: Vice President - Controller; and
WHEREAS, Employee has informed Albany of his intent to retire in the near future; and
WHEREAS, Albany wishes for Employee to remain in its employment through September 30, 2021 in order to assist in identifying and training a successor to whom his duties can be transitioned; and
WHEREAS, Albany therefore seeks to incentivize Employee to continue his voluntary employment with Albany until September 30, 2021; and
WHEREAS, Employee agrees to continue his employment with Albany until September 30, 2021 under the conditions set forth herein; and
WHEREAS, Employee and Albany each believe that it is in their best interests to provide Employee with the certain protections as set forth herein.

WITNESSETH

NOW THEREFORE, in consideration of the foregoing premises, the covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Albany and Employee hereby agree as follows:

1. Position. Employee shall continue in the employ of Albany performing, in good faith, and to the best of his abilities, the duties of his current position and such other duties that as are assigned to him from time to time by his supervisor, including assisting in identifying and training a successor to whom his duties shall be transitioned. Employee shall be paid at his current salary, and shall continue be eligible for a pro-rated short-term incentive relating to the services rendered through the hereinafter defined Retention Date.
2. Retention Incentive. In order to induce Employee to remain in Albany’s employ and to encourage him to remain so employed through and until September 30, 2021 (the “Retention Date”), Albany agrees to pay Employee a retention incentive in the manner, and according to the terms, set forth herein.
3. Amount of Retention Incentive. Subject to the provisions of Paragraph 4 below, as soon as practical after the Retention Date Albany shall cause Employee to be paid for any unvested Phantom Performance Stock units that may have been previously awarded to him in accordance with the special vesting provisions of Albany’s 2011 Performance Phantom Stock Plan (the “Plan”). For the avoidance of any doubt, one-half of the unvested Performance Phantom Stock units credited to his Performance Phantom Stock Account shall vest on the Retention Date and the balance shall be forfeited. Payment for the units vesting on the Retention Date (the “Retention Incentive”) shall be calculated and paid according to the terms of the Plan.

4. Vesting. The Retention Incentive shall vest and be earned on the Retention Date provided Employee is still employed by Albany on such date and it has been determined, in Albany’s sole discretion, that Employee has substantially completed the transition of his duties. In the event that Albany terminates Employee’s employment prior to the Retention Date without Cause (as defined in paragraph 5), Albany shall be obligated to pay Employee the Retention Incentive upon termination; in the event Employee’s employment with Albany terminates prior to the Retention Date for any other reason, the Retention Incentive shall be forfeited and shall never vest.
5. Cause. For the purposes of this Agreement, "Cause" shall mean:
(i) the conviction of Employee for, or the entry of a plea of guilty or nolo contendere by Employee to, a felony charge or any crime involving moral turpitude;
(ii) Unlawful conduct on the part of Employee that may reasonably be considered to reflect negatively on Albany or compromise the effective performance of Employee’s duties as determined by Albany in its sole discretion;
(iii) Employee’s willful misconduct in connection with his duties or willful failure to use reasonable effort to perform substantially his responsibilities in the best interest of Albany (including, without limitation, breach by the Employee of this Agreement), except in cases involving Employee’s mental or physical incapacity or disability;

(iv) Employee’s willful violation of Albany’s Business Ethics Policy or any other company policy that may reasonably be considered to reflect negatively on Albany or compromise the effective performance of Employee’s duties as determined by Albany in its sole discretion;
(v) fraud, material dishonesty, or gross misconduct in connection with Albany perpetrated by Employee;
(vi) Employee undertaking a position in competition with Albany;
(vii) Employee having caused substantial harm to Albany with intent to do so or as a result of gross negligence in the performance of his or her duties; or
(viii) Employee having wrongfully and substantially enriched himself at the expense of Albany.
6. Employment At-Will. Nothing herein shall alter the at-will nature of Employee’s employment with Albany and either party may terminate such relationship at any time, with or without cause.
7. Voluntary Termination. Employee acknowledges his prior expression of a desire to terminate his employment with Albany through voluntary retirement and his agreement to delay such retirement in consideration of the promises made by Albany herein. Accordingly, Employee re-confirms his decision to resign his employment and retire no later than September 30, 2021 and thus hereby elects to retire as of September 30, 2021 in the event his employment has not been terminated by either party prior to that date. Albany accepts such election and the parties agree that such shall be considered and treated as a voluntary termination of employment by Employee as of such date.
8. Proprietary and Confidential Information. Employee acknowledges that as a consequence of his employment by Albany, proprietary and confidential information relating to the business of Albany may be or have been disclosed to or developed or acquired by Employee which is not generally known to the trade or the general public and which is of considerable value to Albany. Such information includes, without limitation, information about trade secrets, inventions, patents, licenses, research projects, costs, profits, markets, sales, customer lists, computer programs, records, and software; plans for future development, and any other information not available to the trade or the general public, including information obtained from or developed in conjunction with a third party that is subject to a confidentiality or similar agreement between Albany and such third party. Employee acknowledges and agrees that his relationship with Albany with respect to such information is and shall be fiduciary in nature. During the remainder of, and after, his employment by Albany, Employee shall not use such information for his own benefit, or for the benefit of any other employer or for any other purpose whatsoever other than the performance of his work for Albany, and Employee shall maintain all such information in confidence and shall not disclose any thereof to any person other than employees of Albany authorized to receive such information. This obligation is in addition to any similar obligations of Employee pursuant to the other agreements. Employee further agrees to return any property belonging to Albany at the end of his employment.

9. Confidentiality. Employee and Albany understand and agree that (a) the existence and terms of this agreement are strictly confidential; (b) they will not disclose the terms of this agreement to any third party, unless requested to do so by any state, federal or local regulatory, prosecutorial or administrative agency or body of competent jurisdiction, or court of competent jurisdiction. However, nothing herein shall (1) preclude Employee from discussing the contents hereof with his family, accountant, tax adviser or legal advisor, or (2) preclude Albany from informing any third parties, including prospective employers, that Employee is bound by certain previously-executed restrictive covenants agreements.

10. Clawback. In the event of Albany’s material restatement of its financial results, Employee shall repay the entire Retention Incentive, or forfeit such if not already paid, whether vested or unvested, to the extent the restatement is caused or substantially caused by fraud or intentional misconduct on the part of Employee.

11. Entire Agreement; Extent and Applicability. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. Nothing herein is intended to govern or determine, or shall be construed as governing or determining, (1) any rights of Employee, Albany, or its successors, to terminate such employment, or (2) any terms or conditions of such employment. This Agreement shall not be construed as giving Employee any legal or equitable right not otherwise specifically provided for herein.
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any provisions thereof relating to conflict of laws.
13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Albany and the Employee.
14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Albany may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.
15. Waiver of Jury Trial. The parties agree that they have waived their right to a jury trial with respect to any controversy, claim, or dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Employee, or the termination thereof, including any claims under federal, state, or local law.

IN WITNESS WHEREOF, a duly authorized representative of Albany and Employee have signed this Agreement to be effective as of the day and year first set forth above.

ALBANY INTERNATIONAL CORP.

By: /s/ Alice McCarvill Dated: _ January 15, 2021_______

EMPLOYEE

/s/ David M. Pawlick Dated: __January 15, 2021_______
David M. Pawlick